LETTER TO SHAREHOLDERS Q4 and Full Year 2023 March 2023 Exhibit 99.1

Letter to Shareholders March 2024 - 1 - Amprius has been in commercial battery production since 2018, and it is our belief that there are no other commercial batteries on the market that can perform at these levels today. Amprius’ high-performance battery families, SiMaxxTM and SiCoreTM, have attracted significant market attention and customer demand. The company’s priority today is to build additional manufacturing capacity as quickly as we can to meet this significant customer demand for our products. Company Overview Amprius develops, manufactures, and markets high energy density and high-power density batteries with applications across all segments of electric mobility, including the aviation and EV industries. When it comes to battery performance, Amprius’ silicon anode batteries command a firm leading position in the industry. Amprius’ portfolio of batteries delivers: • 450 Wh/kg specific energy density and 1,150 Wh/L volumetric energy density, available commercially since early 2022 • 500 Wh/kg, 1,300 Wh/L battery platform, which will be available for commercial delivery in 2024 • Up to 10C power capability and balanced high energy and high-power designs • An extreme fast charge rate of 0-80% state of charge in about six minutes • A wide operating temperature range of -30°C up to 55°C • Safety design features that enable us to pass the United States military’s benchmark nail penetration test Fellow Shareholders, The fourth quarter was a strong end to a transformational year at Amprius. We entered 2023 with three major goals: 1. Further advance our silicon anode battery technology to deliver breakthrough performance 2. Win new customers as we continue to grow our product shipment volume 3. Expand our production capacity to meet the increasing demand for our batteries We made significant progress across each of these areas and are confident that our efforts have positioned Amprius to continue executing its growth strategy in 2024 and beyond. We are pleased to share our financial results and operational highlights with you below.

Letter to Shareholders
March 2024

Disruptive Technology Advancements

As we strive to expand the possibilities for the high-performance battery space, improving our industry-leading technology remains at the heart of our strategy. Last year turned out to be a banner year for our technological development.

In March, we unveiled our independently verified 500 Wh/kg battery platform, a first for our industry. To the best of our knowledge, once our cells begin shipping to customers this year, Amprius will be the first company to achieve 500 Wh/kg energy density in a commercially available battery.

In August, we announced our breakthrough battery cell chemistry and design that enables 400 Wh/kg energy density with simultaneous 10C power capability. The performance delivered by this cell make it an ideal solution for electric mobility applications such as aviation and EVs. We completed customer evaluations and began shipping batteries to select customers in 2023, with expanded commercialization expected in 2024.

In January of this year, we launched our all-new SiCore product family to go along with our existing silicon nanowire platform, now called SiMaxx. A few key features of our SiCore platform include:

- SiCore was developed to serve the applications that demand high energy density and longer cycle life, offering up to 400 Wh/kg and as many as 1,200 cycles at full depth of discharge


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- SiCore products have additional form factor flexibility, capable of both pouch and cylindrical cell form factors, allowing them to be used in more applications

Continued Commercial Success

Throughout the year, we had several customer wins. We furthered our partnership with AeroVironment in Q1, started a new technical engagement with a leading high-performance automotive OEM in Q2, and reached a long-term battery supply agreement with Tenergy in Q3.

We built on this progress in Q4, shipping to 41 total customers in the quarter, up from 38 in Q3. While many of them were repeat customers like AALTO Airbus, BAE Systems, Kraus Hamdani, Teledyne FLIR, and the US Army, 16 were new customers from across the electric mobility sector.

Also in Q4:

- In October, we announced our first volume purchase order from an eVTOL manufacturer
- In December, we completed a high-volume shipment of SiMaxx cells to the Korean Aerospace Research Institute (KARI)



Photo Credit: Korean Aerospace Research Institute

- We also successfully secured SiMaxx purchase orders from three premier electric aviation manufacturers for custom 450 Wh/kg cells for battery pack development and qualification. These custom cells were developed to address these customers' unique HAPS qualification

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Letter to Shareholders
March 2024

requirements and are the only known commercially available batteries of their kind that can provide enough power and endurance for HAPS overnight stratospheric flight applications.

These orders help strengthen Amprius' position as the premier global battery solution for eVTOL and HAPS applications.

Within our wearables market, we completed our first volume shipment of Safe Cells for the U.S. Army in December. This shipment is an important milestone for us because it completed our scale-up manufacturing initiative under the U.S. Army-funded Manufacturing Technology program, which allows us to now have large-deployments of our cells for mission critical products.

Industry Validation

Our commitment to innovation was front and center in 2023, as we received several notable validations from industry experts, including:

- Our cells featured prominently during the rigorous Bridgestone World Solar Car Challenge in Australia, where Amprius cells powered the winner, as well as the top 4 cars, in the tumultuous 3,000-kilometer transcontinental race


Solar Team Twente
The Brunel Solar Team
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- Our batteries powered BAE Systems first stratospheric flight for its HAPS platform, a major accomplishment for the entire industry
- Jon Bornstein, President of Amprius Lab, joined Sandy Munro to discuss our groundbreaking products on the Munro Live Podcast
- Our technology was also recognized by Fast Company, both as a finalist for their 2023 Innovation by Design Award and as a member of their prestigious list of the World's Most Innovative Companies of 2024 in the Energy category
- Earlier this month, our 400 Wh/kg SiMaxx high-power cell won the Internal Battery Seminar Best of Show Award for the second consecutive year


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Amprius Lab – kWh to MWh Scale

Our last major goal for 2023 centered on our ability to expand our production capacity. At this time last year, we were producing at kWh scale, with approximately 250 kWh of production capacity at our Fremont facility. However, throughout 2023, we worked to expand our pilot-scale manufacturing

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Letter to Shareholders March 2024 - 4 - efforts in Fremont. Through this investment we are increasing our manufacturing capacity by approximately ten times, with expectations of having 2 MWhs of capacity online exiting 2024. Ribbon Cutting Event In December, we announced the opening of our expanded Amprius Lab facility with a Ribbon Cutting event. For those of you who were not able to attend the event, several Amprius partners, such as AALTO Airbus, AeroVironment, and CENTCOM, presented on the importance of Amprius’ next- generation technology in applications across aviation, HAPS, and defense. Others, such as centrotherm and Teledyne FLIR, provided additional context about our manufacturing process and customer applications. Please review these presentations on the Amprius website for more information from our customers and partners. We are very grateful to those who dedicated time to celebrating this milestone with us, including our partners, key industry participants, local and state officials, investors, and covering analysts. Thank you for your continued support. Amprius Fab – MWh to GWh Scale Although achieving production at MWh scale will be a major accomplishment for our team, we are aware of the large gap to cover before we can meet outsized demand. Therefore, our long-term focus continues to be on our GWh scale facility in Brighton, Colorado. In Q4, we received the final unappealable rezoning decision allowing us to move forward with this site. As we turn to 2024, we have made progress in recent months on ordering long lead-time items such as electrical, mechanical, and plumbing systems to ensure that we remain on track with our timeline. We are also continuing the design and pre-construction work that will allow us to be operational in 2025. As a reminder, our Brighton facility is a brown-field site that we are retrofitting for our production process. Therefore, our work in Fremont is critical to de-risking our mass production protocols and procedures as we prepare to scale.

Letter to Shareholders March 2024 - 5 - Financial Performance Total revenue in the fourth quarter was $3.9 million, a $3.1 million increase compared to $0.8 million in the same quarter last year and up $1.1 million sequentially. This increase was driven by increases in product and development services revenue, partially offset by a decrease in government grant revenue. Amprius continues to show consistent new customer growth and customer diversification. Total revenue in the full year ended December 31, 2023 was $9.1 million, representing a growth rate of over 100% from 2022. Gross margin was negative 162% for the full year, compared to negative 128% in the prior year. Although inconsistent today due to typical variation from product and services revenue mix fluctuations and increased factory start-up costs as we start the Colorado facility design and construction process, we expect that our GAAP gross margin will begin to normalize as we approach our capacity expansion goals. Our operating expenses for the full year 2023 were $24.0 million, a 94% increase from the prior year. While we continue to maintain a lean cost structure, the increase is primarily attributed to the increased G&A related to public company expenses and transaction related costs as well as targeted staffing increases in R&D and Sales & Marketing. Our GAAP net loss for the full year 2023 was $36.8 million, or a net loss of $0.43 cents per share with 86.2 million weighted average number of shares outstanding compared to a net loss of $0.24 cents per share with 71.3 million weighted average number of shares outstanding in the prior year. Also, as of December 31, 2023, we had 80 full time employees, up from 76 in the third quarter and 59 at the end of 2022, with those employees primarily based in our Fremont, California location. Our share- based compensation for the year was $3.9 million compared to $2.7 million in 2022. Regarding the balance sheet, we exited the fourth quarter with $45.8 million in cash and no debt, with key drivers of our cash activity including $25.6 million used in operating cash flow, $17.6 million used in the build out of the Fremont and Brighton facilities, offset by $19.2 million inflow primarily through the usage of our equity financing. Considering our business achievements and ongoing projects, we believe we are efficiently using capital to drive Amprius forward. Financial Outlook We expect to spend another $2 million to $3 million this year completing the new cathode line and other support equipment for the MWh line in Fremont. As detailed design work on our facility in Brighton is finalized and construction gets underway, we expect to finalize our construction cost forecast for that project and will provide updates as the year goes on. As part of our ongoing strategic planning efforts, we filed a shelf registration statement on Form S-3 in October 2023 and, once effective, established a new ATM facility for $100 million. We have terminated the committed equity facility concurrent with the effectiveness of the shelf registration statement. Subsequent to December 31, 2023, we have raised gross proceeds of about $6.5 million through the sale of approximately 2.0 million shares under the ATM facility as of March 18, 2024. To support our strategic plan, we are pursuing additional funding through multiple vehicles, including both equity issuances, such as warrant exercises and sales under our ATM, and non-dilutive sources, such as grants, loans, and incentives.

Letter to Shareholders March 2024 - 6 - Summary As we look at 2024, our strategy and focus here at Amprius remains unchanged and our distinct advantages relative to other battery manufacturers are still intact. Amprius continues to have: 1. Unmatched technical and product performance — With their combination of safety, energy, power, charging time, and temperature performance, we believe that Amprius batteries are well positioned for the electric mobility market. 2. Years of product commercialization experience endorsed by industry leaders — Amprius batteries are commercially available today, and we have been shipping since 2018. 3. Proven manufacturability, with a pathway to higher volume manufacturing capacity — Exiting 2023, we have completed our new production line at Amprius Lab, which we expect to be at full capacity by the end of 2024. We also believe that the introduction of SiCore helps us meet some of the near-term product demand. We are looking forward to several exciting milestones in 2024. First and foremost, we are working to begin construction of our GWh-scale facility in Brighton, Colorado. Concurrently, we are continuing our efforts to fully optimize our SiMaxx production process in Fremont. We are currently delivering SiCore batteries to our customers by working with our toll manufacturing partners. This year we look forward to commercializing our 500 Wh/kg cells and continuing to innovate and push the boundary of what is possible for our industry. We have a tremendous opportunity ahead, with a product portfolio that positions us to both grow in the aviation market and expand to other industries seeking batteries with leading performance. Our demand pipeline is robust, with opportunities in the coming years that include the $1.25 billion conformal wearable battery market by 2030, the $33 billion aviation battery market by 2030, and the $509 billion EV battery market by 2033, all of which are part of Amprius’ growth initiatives in the coming years.1 We truly believe that we are on the path to making our technology mainstream for these markets. 2023 was a very productive year for the company, and we believe that 2024 is off to a strong start. We look forward to continuing to deliver what we have planned in the year ahead. Thank you for your continued support of Amprius Technologies. Best, 1 Based on market research and management’s estimates Quarterly Conference Call and Webcast: Date: Thursday, March 21, 2024 Time: 5:00 PM ET (2:00 PM PT) Toll-Free Number: 866-424-3442 International Number: +1-201-689-8548 Webcast: Register and Join Dr. Kang Sun, CEO Sandra Wallach, CFO

Letter to Shareholders March 2024 - 7 - Forward-Looking Statements This Letter to Shareholders includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, each as amended, including Amprius’ expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future product commercialization, Amprius being the first company to achieve 500Wh/kg energy density commercially, the ability of Amprius to serve more customers and bring in additional revenue, the timing and ability of Amprius to expand the manufacturing capacity of its Fremont facility, the timing and ability of Amprius to start the construction of and build a large-scale manufacturing facility and expand its manufacturing capacity, the ability of Amprius to secure additional customer commitments, Amprius’ ability to meet customer demands with SiCore batteries, Amprius’ estimated construction costs and the timing thereof, Amprius’ ability to raise additional capital, the addressable market for Amprius’ batteries, the potential application and performance of Amprius’ batteries, Amprius’ liquidity position, and Amprius’ financial and business performance. These statements are based on various assumptions, whether or not identified in this letter, and on the current expectations of Amprius’ management and are not predictions of actual performance. These forward-looking statements are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond Amprius’ control. These forward-looking statements are subject to a number of risks and uncertainties, including market demands for SiCore batteries; the ability of Amprius to deliver high performance products to customers at acceptable prices and meet their demands via the toll manufacturing arrangements; Amprius’ ability to reduce costs as it scales production; delays in permitting, construction and operation of production facilities; Amprius’ ability to commercially produce its high performing batteries; third-party producers of Amprius batteries continuing to produce such batteries in the expected quantities and caliber and at the expected prices; Amprius’ customers continuing to purchase batteries directly from Amprius; risks related to the rollout of Amprius’ business and the timing of expected business milestones; the effects of competition on Amprius’ business; supply shortages in the materials necessary for the production of Amprius’ products; the risk that Amprius’ high volume tools do not achieve sufficient quality or yield or that its manufacturing process does not meet cost targets; Amprius’ liquidity position and its ability to raise additional capital; and changes in domestic and foreign business, market, financial, political and legal conditions. For more information on these risks and uncertainties that may impact the operations and projections discussed herein can be found in the documents Amprius filed from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. If any of these risks materialize or Amprius’ assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Amprius does not presently know or that Amprius currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Amprius’ expectations, plans or forecasts of future events and views as of the date of this letter. These forward-looking statements should not be relied upon as representing Amprius’ assessments as of any date subsequent to the date of this letter. Accordingly, undue reliance should not be placed upon the forward-looking statements. Except as required by law, Amprius specifically disclaims any obligation to update any forward-looking statements. - Financial Tables to Follow -

Letter to Shareholders March 2024 - 8 - AMPRIUS TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited, in thousands, except share and par value data) December 31, 2023 2022 ASSETS Current assets: Cash and cash equivalents $45,761 $69,696 Accounts receivable 1,265 686 Inventories 730 500 Deferred costs 779 1,897 Prepaid expenses and other current assets 1,987 2,394 Total current assets 50,522 75,173 Non-current assets: Property, plant and equipment, net 21,760 4,236 Operating lease right-of-use assets, net 35,149 2,751 Deferred costs — 367 Other assets 305 644 Total assets $107,736 $83,171 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $3,341 $1,028 Accrued and other current liabilities 5,594 2,708 Deferred revenue 3,434 2,660 Operating lease liabilities 1,088 521 Total current liabilities 13,457 6,917 Non-current liabilities: Deferred revenue — 720 Operating lease liabilities 34,479 2,501 Total liabilities 47,936 10,138 Commitments and contingencies Stockholders’ equity: Preferred stock; $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding. — — Common stock; $0.0001 par value; 950,000,000 shares authorized; 88,869,463 and 84,610,114 shares issued and outstanding at December 31, 2023 and 2022, respectively 9 8 Additional paid-in capital 189,454 165,912 Accumulated deficit (129,663) (92,887) Total stockholders’ equity 59,800 73,033 Total liabilities and stockholders’ equity $107,736 $83,171

Letter to Shareholders March 2024 - 9 - AMPRIUS TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited, in thousands, except share and per share data) Three Months Ended December 31, Year Ended December 31, 2023 2022 2023 2022 Revenue $3,944 $792 $9,053 $4,409 Cost of revenue 7,823 2,471 23,729 10,063 Gross loss (3,879) (1,679) (14,676) (5,654) Gross Margin (98)% (212)% (162)% (128)% Operating expenses: Research and development 1,290 688 3,677 2,027 Selling, general and administrative 4,575 4,280 20,356 10,360 Total operating expenses 5,865 4,968 24,033 12,387 Loss from operations (9,744) (6,647) (38,709) (18,041) Other income (expense): Interest and other income 591 591 2,514 709 Loss on write-off of deferred stock issuance costs (581) — (581) — Total other income, net 10 591 1,933 709 Net loss $(9,734) $(6,056) $(36,776) $(17,332) Weighted-average common shares outstanding: Basic and diluted 88,525,028 84,459,425 86,196,391 71,342,720 Net loss per share of common stock: Basic and diluted $(0.11) $(0.07) $(0.43) $(0.24)

Letter to Shareholders March 2024 - 10 - AMPRIUS TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited, in thousands) Three Months Ended December 31, Year Ended December 31, 2023 2022 2023 2022 Cash flows from operating activities: Net loss $(9,734) $(6,056) $(36,776) $(17,332) Adjustments to reconcile net loss to net cash used in operating activities: Stock-based compensation 1,115 586 3,880 2,709 Depreciation and amortization 488 399 1,806 1,539 Amortization of deferred costs 1,987 — 3,057 1,585 Non-cash operating lease expense 337 139 1,148 556 Loss on write-off of deferred stock issuance costs 581 — 581 — Changes in operating assets and liabilities: Accounts receivable 622 96 (579) (424) Inventories (243) 3 (230) — Deferred costs 120 (427) (1,572) (1,939) Prepaid expenses and other current assets 306 (76) 407 (2,282) Other assets — — (9) — Accounts payable (610) (1,758) 616 517 Accrued and other current liabilities 757 730 3,065 1,155 Deferred revenue (252) 798 54 516 Operating lease liabilities (274) (132) (1,001) (482) Net cash used in operating activities (4,800) (5,698) (25,553) (13,882) Cash flows from investing activities: Purchase of property, plant and equipment (5,751) (734) (17,550) (1,481) Net cash used in investing activities (5,751) (734) (17,550) (1,481) Cash flows from financing activities: Proceeds from issuance of common stock in connection with the Stock Purchase Agreement 2,545 — 19,087 — Proceeds from issuance of common stock in connection with the At Market Issuance sales agreement 371 — 371 — Payment of financing costs in connection with the Stock Purchase and At Market Issuance sales agreements (195) (301) (601) (326) Proceeds from issuance of common stock in connection with Business Combination and PIPE investment — — — 77,884 Payment of transaction and issuance costs in connection with Business Combination and PIPE investment — (152) — (6,946) Proceeds from exercise of stock options 195 36 310 44 Proceeds from exercise of stock warrants — 2,465 1 2,465 Capital contributions from Amprius Holdings — — — 505 Net cash provided by financing activities 2,916 2,048 19,168 73,626 Net (decrease) increase in cash, cash equivalents and restricted cash (7,635) (4,384) (23,935) 58,263 Cash, cash equivalents and restricted cash, beginning of period 53,452 74,136 69,752 11,489 Cash, cash equivalents and restricted cash, end of period $45,817 $69,752 $45,817 $69,752 Components of cash, cash equivalents and restricted cash: Cash and cash equivalents $45,761 $69,696 $45,761 $69,696 Restricted cash included in other assets 56 56 56 56 Total cash, cash equivalents and restricted cash $45,817 $69,752 $45,817 $69,752